Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$291,710
Unrealized Gain (Loss) on Market Value of Commodity Futures	(28,396)
Dividend Income	71,950
Interest Income	102,114
ETF Transaction Fees	350
Total Income (Loss)	$437,728

Expenses
General Partner Management Fees	$25,711
Professional Fees	16,605
Brokerage Commissions	832
Directors' Fees and insurance	1,679
License fees	643
Total Expenses	$45,470
Net Income (Loss)	$392,258

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/25	$49,416,184
Withdrawals (50,000 Shares)	(1,978,059)
Net Income (Loss)	392,258

Net Asset Value End of Month	$47,830,383
Net Asset Value Per Share (1,250,000 Shares)	$38.26

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596